                       NINTH AMENDMENT, WAIVER AND CONSENT

                   NINTH AMENDMENT, WAIVER AND CONSENT dated as of August 24, 1995 (this "Amendment"), among FLAGSTAR CORPORATION, a Delaware corporation formerly known as TW Services, Inc. ("Flagstar"), TWS FUNDING, INC., a Delaware corporation ("Funding"), and each financial institution executing this Amendment as a "Lender" (each, a "Lender").

                  PRELIMINARY STATEMENTS:

                  1. Flagstar, Funding, the Lenders and the Co-Agents and Managing Agent referred to therein have entered into an Amended and Restated Credit Agreement dated as of October 26, 1992 (as amended to date, the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

                  2. In accordance with Section 5.02(e)(viii) of the Credit Agreement, Canteen Holdings, Inc. proposes to sell its direct and indirect Subsidiaries listed on Schedule A hereto (the "IM Parks Subsidiaries") pursuant to a Stock Purchase Agreement dated July 14, 1995, the principal terms of which are described on the attached Schedule B (the "IM Parks Transaction").

                  3. Denny's Holdings, Inc. proposes to sell its direct and indirect Subsidiaries listed on Schedule C hereto (the "Proficient Food
Subsidiaries") pursuant to a Stock Purchase Agreement dated July 7, 1995, the principal terms of which are described on the attached Schedule D (the
"Proficient Food Transaction" and collectively with the IM Parks Transaction, the "Transactions"). In anticipation of the Proficient Food Transaction, the Borrowers have requested the amendment of Section 5.02(e) of the Credit Agreement.

                  4. The Borrowers have requested that the Lenders agree (a) to clarify the application of proceeds of the Transactions to the Obligations under the Loan Documents and (b) waive, at the election of the Lenders, the required reduction of the Working Capital Facility.

                  5. The Borrowers have requested that the Lenders agree (a) to permit the Borrowers, following the reduction of the Working Capital Facility pursuant to Section 2.04(b) of the Credit Agreement to the extent such reduction has not been waived hereunder by the Lenders, to apply the proceeds of the Proficient Food Transaction and the IM Parks Transaction to either prepay Funded Debt or to make additional Cash Capital Expenditures and (b) to adjust the financial covenants to allow the Borrowers to apply the proceeds of the Proficient Food Transaction and the IM Parks Transaction to make additional Capital Expenditures.

                  6. The Lenders have expressed their willingness to grant the Borrowers' request as set forth above on the terms and conditions set forth below.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                  SECTION 1. Consent to IM Parks Transaction . (a) The Lenders hereby agree that the condition set forth in Section 5.02(e)(viii)(i) of the Credit Agreement shall be satisfied if Flagstar shall have returned to the Issuing Banks for cancellation all Letters of Credit set forth on Schedule E hereto other than the Letter of Credit marked with an asterisk on Schedule E (the "NY Letter of Credit"), provided that within 60 days after the consummation of the IM Parks Transaction, the Borrowers shall have returned to the applicable Issuing Bank for cancellation the NY Letter of Credit or shall have deposited cash collateral with such Issuing Bank in an amount equal to the Available Amount of the NY Letter of Credit.

         (b) The Lenders hereby agree that the conditions set forth in Section 5.02(e)(viii)(ii) of the Credit Agreement shall be satisfied if the IM Parks Transaction is consummated upon substantially the terms described in the attached Schedule B.

         (c) The Lenders hereby agree that the condition set forth in Section 5.02(e)(viii)(iii) of the Credit Agreement shall be satisfied if, as a result of the closing of the IM Parks Transaction, the Working Capital Facility is reduced by an amount equal to the Net Proceeds (as defined below) from such Transaction less the IM Parks Extension Amount (as defined below).

                  SECTION 2. Consent to Proficient Food Transaction . (a) The Lenders hereby agree that the condition set forth in Section 5.02(e)(ix)(i) of the Credit Agreement (as amended hereby) shall be satisfied if Flagstar shall have returned to the Issuing Banks for cancellation all Letters of Credit set forth on Schedule F hereto.

         (b) The Lenders hereby agree that the conditions set forth in Section 5.02(e)(ix)(ii) of the Credit Agreement (as amended hereby) shall be satisfied if the Proficient Food Transaction is consummated upon substantially the terms described in the attached Schedule D.

         (c) The Lenders hereby agree that the condition set forth in Section 5.02(e)(ix)(iii) of the Credit Agreement (as amended hereby) shall be satisfied if, as a result of the closing of the Proficient Food Transaction, the Working Capital Facility is reduced by an amount equal to the Net Proceeds (as defined below) from such Transaction less the PFC Extension Amount (as defined below).

                  SECTION 3. Amendments to the Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, hereby amended as follows:

         (a)      The definition of "Adjusted Cash Capital Expenditures" in
Section 1.01 is amended in full as follows:

                  "Adjusted Cash Capital Expenditures" means, for any period, Cash Capital Expenditures less, for each of the Rolling Periods ending on the last day of the fiscal quarters set forth below, an amount equal to the sum of (i) the amount set forth opposite such fiscal quarter:

Fiscal Quarter Ended .................................                    Amount

September 30, 1995 ...................................              $125,000,000
December 31, 1995 ....................................               110,000,000
March 31, 1996 .......................................                65,000,000

         plus (ii) for each of the Rolling Periods ending September 30, 1995 through March 31, 1996, an amount equal to the Available Cash Proceeds from any Permitted Sale Transactions consummated prior to the end of the applicable Rolling Period less the aggregate amount used by the Borrowers to prepay, redeem, purchase, defease or otherwise satisfy Funded Debt in reliance on Section 5.02(n)(i)(G) prior to the end of the applicable Rolling Period less the aggregate amount of prepayments of Advances required to be made pursuant to Section 2.05(b)(ii) prior to the end of the applicable Rolling Period less the aggregate amount of cash paid to the Managing Agent for deposit in the Funding Cash Collateral Account pursuant to Section 2.05(b)(vi) prior to the end of the applicable Rolling Period.

         (b) The following new defined terms are added to Section 1.01 to be inserted therein in alphabetical order:

                  "Available Cash Proceeds" means (i) with respect to the disposition of IM Parks, Inc. and its Subsidiaries permitted by Section 5.02(e)(viii), $93,000,000 and (ii) with respect to disposition of the Proficient Food Companies permitted by Section 5.02(e)(ix), $118,000,000.

                  "Permitted Sale Transactions" means (i) the disposition of IM Parks, Inc. and its Subsidiaries permitted by Section 5.02(e)(viii) and
         (ii) the  disposition  of the Proficient  Food  Companies  permitted by
         Section 5.02(e)(ix).

                  "Proficient Food Companies" means Proficient Food Company, TWS 200 Corp. and DFC Trucking Co.

         (c) Section 5.02(e) is amended by deleting from the end of clause (vii) thereof the word "and", adding to the end of clause (viii) thereof the word "and" and adding a new clause (ix) thereto to read as follows:

         "(ix) disposition of the Proficient Food Companies on or before December 31, 1995, provided that (i) on or prior to the date of disposition of the Proficient Food Companies, Funding shall have returned to the Issuing Banks for cancellation, or shall have made other arrangements satisfactory to the requisite Lenders in respect of, the Letters of Credit issued in support of obligations of any of the Proficient Food Companies, (ii) any such disposition shall be for an amount not less than fair market value and on other terms and conditions reasonable and customary in similar transactions, in each case as determined in the reasonable judgment of the Required Lenders and (iii) the Net Cash Proceeds of such dispositions are used to prepay Advances in accordance with Section 2.05;"

         (d) Section 5.02(e) is further amended by deleting from the proviso clause at the end thereof the phrase "clauses (iv), (v) and (viii)" and substituting therefor the phrase "clauses (iv), (v), (viii) and (ix)".

         (e) Section 5.02(n) is amended by deleting the word "and" at the end of clause (i)(E) thereof and substituting a comma therefor, adding the word "and" at the end of clause (i)(F) thereof and adding a new clause (i)(G) to read as follows:

         "(G) prepayments, redemptions, purchases, defeasances or other satisfactions of Funded Debt, in an aggregate principal amount not to exceed the Available Cash Proceeds from any Permitted Sale Transactions consummated prior to such satisfaction of Funded Debt, provided that, both before and after giving effect to any transaction permitted by this clause (G), no Default shall have occurred and be continuing."

         (f) Section 5.04(d) is amended by adding to the end thereof the following:

         "provided, further, that the amount set opposite the Fiscal Year Ending In December 1995 shall be (i) increased by an amount equal to the Available Cash Proceeds from any Permitted Sale Transaction consummated prior to the end of such Fiscal Year and (ii) reduced by the sum of (A) an amount equal to the amount used to prepay, redeem, purchase, defease or otherwise satisfy Funded Debt in reliance on Sections 5.02(n)(i)(G) prior to the end of such Fiscal Year, (B) the aggregate amount of prepayments of Advances required to be made pursuant to Section 2.05(b)(ii) prior to the end of such Fiscal Year and (C) the aggregate amount of cash paid to the Managing Agent for deposit in the Funding Cash Collateral Account pursuant to Section 2.05(b)(vi) prior to the end of such Fiscal Year."

         SECTION 4.   Extension of Working Capital Commitments.
(a) Definitions. As used in this Section 4, the following terms are defined as follows:

                  "Extension Amount" means, with respect to a Permitted Sale Transaction, either the IM Parks Extension Amount or the PFC Extension Amount, as the context may require.

                  "IM Parks Elected Commitment Reduction Waiver" of a Lender means an amount equal to (i) the amount of such Lender's Required Commitment Reduction in respect of the IM Parks Transaction multiplied by (ii) such Lender's Waiver Percentage.

                  "IM Parks Extension Amount" means the aggregate amount of the IM Parks Elected Commitment Reduction Waivers.

                  "Net Proceeds"  means with respect to (i) the Proficient  Food
         Transaction,   $90,000,000   and  (ii)   the  IM   Parks   Transaction,
         $79,000,000.

                  "PFC Elected Commitment Reduction Waiver" of a Lender means an amount equal to (i) the amount of such Lender's Required Commitment Reduction in respect of the Proficient Food Transaction multiplied by
         (ii) such Lender's Waiver Percentage.

                  "PFC Extension Amount" means the aggregate amount of the PFC Elected Commitment Reduction Waivers.

                  "Required Commitment Reduction" of a Lender means with respect to a Permitted Sale Transaction the amount of the Net Proceeds from such Permitted Sale Transaction that would be applied to reduce such Lender's Commitment, determined by pro rating such Net Proceeds by reference to such Lender's Working Capital Commitment as a percentage of the Working Capital Facility on the date hereof.

                  "Waiver Percentage" of a Lender means the percentage of such Lender's aggregate Required Commitment Reductions in respect of the Permitted Sale Transactions that such Lender elects to waive as indicated on such Lender's signature page hereof.

                  (b) Determination of IM Parks and PFC Elected Commitment Reduction Waivers. (i) On or before August 24, 1995, each Lender that elects a Waiver Percentage shall deliver to the Managing Agent a copy of its signature page to this Amendment, duly executed by such Lender and specifying in the space provided on such page opposite the name of such Lender the Waiver Percentage.

                  (ii) Promptly upon receipt of the signature pages as contemplated by clause (i) above, the Managing Agent shall notify the Borrowers of the PFC Extension Amount and the IM Parks Extension Amount, and shall promptly notify each Lender that has a Waiver Percentage of the amounts of its IM Parks Elected Commitment Reduction Waiver and its PFC Elected Commitment Reduction Waiver. Promptly after the consummation of each Permitted Sale Transaction, the Managing Agent shall notify each such Lender of its Working Capital Commitment after giving effect to this Amendment, and shall notify the Lenders and the Borrowers of the amount of the Working Capital Facility after giving effect to this Amendment.

                  (c) Extension of Working Capital Commitments. (i) Subject to the satisfaction of the conditions precedent set forth in Section 5(b) hereof, each Lender that has a Waiver Percentage hereby waives Section 2.04(b) of the Credit Agreement to the extent of the amount of such Lender's PFC Elected Commitment Reduction Waiver, whereupon (A) that portion of the Working Capital Facility equal to the PFC Extension Amount that would otherwise be reduced by application of the Net Cash Proceeds of the Proficient Food Transaction shall instead remain outstanding and (B) the amount of the Working Capital Facility shall be reduced by the amount of the difference, if any, between the Net Proceeds from the Proficient Food Transaction and the PFC Extension Amount.

                  (ii) Subject to the satisfaction of the conditions precedent set forth in Section 5(c) hereof, each Lender that has a Waiver Percentage hereby waives Section 2.04(b) of the Credit Agreement to the extent of the amount of such Lender's IM Parks Elected Commitment Reduction Waiver, whereupon
(A) that portion of the Working Capital Facility equal to the IM Parks Extension Amount that would otherwise be reduced by application of the Net Cash Proceeds of the IM Parks Transaction shall instead remain outstanding, and (B) the amount of the Working Capital Facility shall be reduced by the amount of the difference, if any, between the Net Proceeds from the IM Parks Transaction and the IM Parks Extension Amount.

                  SECTION 5. Conditions of Effectiveness. (a) This Amendment shall become effective when, and only when (i) the Managing Agent shall have received counterparts of this Amendment executed by Flagstar, Funding and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Managing Agent that such Lenders have executed this Amendment, (ii) the Managing Agent shall have received the Consent attached hereto, signed by each Subsidiary of Flagstar and (iii) the Managing Agent shall have received a certificate, dated the date of receipt thereof by the Managing Agent, in form and substance satisfactory to the Managing Agent, signed by a duly authorized officer of each Loan Party, stating that:

                  (A) The representations and warranties contained in each Loan Document and in Section 6 hereof are correct on and as of the date of such certificate as though made on and as of such date, and

                  (B) No event has occurred and is continuing that constitutes a Default.

                  (b) Section 4(c)(i) shall become effective on and as of the date on or prior to December 31, 1995 when, in addition to the conditions set forth in clause (a) above, (i) the Proficient Food Transaction shall have been consummated and (ii) Flagstar shall have paid to the Managing Agent, in accordance with Section 2.10 of the Credit Agreement and for the account of each Lender who elected a Waiver Percentage, an extension fee equal to 0.125% of such Lender's PFC Elected Commitment Reduction Waiver.

                  (c) Section 4(c)(ii) shall become effective on and as of the date on or prior to December 31, 1995 when, in addition to the conditions set forth in clause (a) above, (i) the IM Parks Transaction shall have been consummated and (ii) Flagstar shall have paid to the Managing Agent, in accordance with Section 2.10 of the Credit Agreement and for the account of each Lender who elected a Waiver Percentage, an extension fee equal to 0.125% of such Lender's IM Parks Elected Commitment Reduction Waiver.

                  SECTION 6. Representations and Warranties. Flagstar represents and warrants as follows:

                  (a) The execution, delivery and performance by each Loan Party of this Amendment and the Credit Agreement, as amended hereby, and the consummation of the transactions contemplated hereby and thereby are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene such Loan Party's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time), order, writ, judgment, injunction, decree, determination or award applicable to any Loan Party, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien (other than Liens created by or permitted under the Loan Documents) upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries except, as to
         (ii) and (iii) above, as would not, and would not be reasonably likely to, have a Material Adverse Effect.

                  (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party of this Amendment or the Credit Agreement, as amended hereby, or for the consummation of the transactions contemplated hereby and thereby, except where the failure to obtain, take, give or make such authorizations, approvals, actions, notices or filings would not, and would not be reasonably likely to, have a Material Adverse Effect.

                  (c) This Amendment and the Consent have been duly executed and delivered by each Loan Party party thereto. Assuming that (i) this Amendment is duly executed and delivered by, and is within the power and authority of, the Required Lenders and (ii) the Credit Agreement has been duly executed and delivered by, and is within the power and authority of the Managing Agent, the Co-Agents and the Lenders, this Amendment and the Credit Agreement, as amended hereby, are the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  SECTION 7. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the Credit Agreement, "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Except as specifically amended above, the Credit Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Co-Agent or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment, Waiver and Consent.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               Borrowers


                                        FLAGSTAR CORPORATION


                 By
                                            Title:  Vice President and Treasurer


                                        TWS FUNDING, INC.


                 By
                                            Title:  Treasurer


                               Lenders


Waiver Percentage: _____% of the             [Print or type name of institution]
Aggregate Required Commitment
Reductions
                                              By
                                                 Title:

                                     CONSENT
                           Dated as of August 24, 1995


         The undersigned, each a Guarantor under the Amended and Restated Guaranty dated as of November 16, 1992 (as amended to date, the "Guaranty") and a Grantor under the Amended and Restated Security Agreement dated as of November 16, 1992 (as amended to date, the "Security Agreement") in favor of the Managing Agent for the Lenders parties to the Credit Agreement referred to in the foregoing Ninth Amendment, Waiver and Consent (the "Amendment") hereby consents to said Amendment and hereby confirms and agrees that (i) each of the Guaranty and the Security Agreement is, and shall continue to be, except as otherwise specifically provided in said Amendment, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the Amendment, each reference in each of the Guaranty and the Security Agreement to the Credit Agreement, "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement as amended by said Ninth Amendment and (ii) the Security Agreement and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations (as defined therein).

Subsidiaries

SIGNIFICANT SUBSIDIARIES

CANTEEN HOLDINGS, INC.
DENNY'S HOLDINGS, INC.
SPARTAN HOLDINGS, INC.


    By
       President or Vice President of each of
       the corporations listed above


CANTEEN SUBSIDIARY GROUP

CANTEEN MANAGEMENT SERVICES, INC.
IM PARKS, INC.
IM STADIUM, INC.
TW RECREATIONAL SERVICES, INC.
VOLUME SERVICES, INC. (A KANSAS CORPORATION)
VOLUME SERVICES, INC. (A DELAWARE CORPORATION)

By
    Vice President or Treasurer of each
      of the corporations listed above

DENNY'S SUBSIDIARY GROUP

CB DEVELOPMENT #6, INC.
C-B-R DEVELOPMENT CO., INC.
DANNY'S DO NUTS #10, INC.
DENNY'S, INC.
DENNY'S MANAGEMENT, INC.
DFC TRUCKING CO.
EAVES PACKING COMPANY, INC.
EL POLLO LOCO, INC.

By
    President or Vice President of each of
      the corporations listed above

DENNY'S RESTAURANTS OF IDAHO, INC.

By
    Title:  Assistant Treasurer

HAROLD BUTLER ENTERPRISES #362, INC.
HAROLD BUTLER ENTERPRISES #607, INC.
LA MIRADA ENTERPRISES NO. 1, INC.
LA MIRADA ENTERPRISES NO. 5, INC.
LA MIRADA ENTERPRISES NO. 6, INC.
LA MIRADA ENTERPRISES NO. 7, INC.
LA MIRADA ENTERPRISES NO. 8, INC.
LA MIRADA ENTERPRISES NO. 9, INC.
LA MIRADA ENTERPRISES NO. 14, INC.
PORTIONTROL FOODS, INC.
PROFICIENT FOOD COMPANY

    By
       President or Vice President of each of
         the corporations listed above

TWS 200 CORP.
TWS 300 CORP.
TWS 500 CORP.
TWS 600 CORP.
TWS 700 CORP.
TWS 800 CORP.
WDH SERVICES, INC.

    By
       President or Vice President of each of
         the corporations listed above


CB DEVELOPMENT #9, LTD.
DENNY'S OF CANADA LTD.
DENNY'S RESTAURANTS OF CANADA, LTD.

    By
       Title:  Vice President

SPARTAN SUBSIDIARY GROUP

QUINCY'S RESTAURANTS, INC.
FLAGSTAR ENTERPRISES, INC.
FLAGSTAR SYSTEMS, INC.
SPARTAN REALTY, INC.



By
    Treasurer of each of the
      corporations listed above


SPARTAN MANAGEMENT, INC.


By
    Title:  Treasurer


ADDITIONAL GUARANTOR:

AMS HOLDINGS, INC.

By
    Title:  President or Vice President

                                   SCHEDULE A


                          SUBJECT IM PARKS SUBSIDIARIES



                                                       Class     Stock    Number
                                                         of     Certif.     of
         Subsidiary                   Stockholder      Stock     No.(s)   Shares
IM Parks, Inc.          Canteen Holdings, Inc.       Common         1       100

TW Recreational         IM Parks, Inc.               Common         8       700
Services., Inc.



                                   SCHEDULE B

                         TW RECREATIONAL SERVICES, INC.
                                   TERM SHEET


         The following is a brief summary of the terms of the Stock Purchase Agreement dated July 14, 1995 among Canteen Holdings, Inc. ("Seller"), Flagstar Corporation ("Flagstar"), Flagstar Companies, Inc. ("Flagstar Parent"), Amfac Parks, Inc. ("Buyer") and Northbrook
Corporation ("Northbrook").

(Bullet) Stock Sale. Seller to sell to Buyer all of the issued and outstanding shares of IM Parks, Inc. ("IMP"). TW Recreational Services, Inc. ("TWRS") is a wholly owned subsidiary of IMP. TWRS and IMP are referred to as the TWRS Group.

(Bullet) Purchase Price. The purchase price is $110,000,000 subject to adjustment relating to the Net Asset Value as described below. Buyer shall pay Seller $110,000,000 in immediately available funds on the closing date.

(Bullet) Net Asset Value Adjustment. The purchase price shall be increased by the amount, if any, by which the Net Asset Value as of the closing date exceeds $33,000,000 or reduced by the amount, if any, by which $33,000,000 exceeds the Net Asset Value as of the closing date. Net Asset Value means the amount by which the aggregate book value of the assets of the TWRS Group exceeds the aggregate book value of liabilities of the TWRS Group, determined on a consolidated basis in accordance with GAAP consistently applied, subject to certain specified adjustments. Deloitte & Touche shall resolve any dispute regarding the Net Asset Value as of the closing date. The purchase price adjustment shall be paid within 5 business days of its determination.

(Bullet) Section 338  Elections.  Flagstar  Parent and Buyer have agreed to make timely Section 338(h)(10) elections. The federal and state income tax liabilities resulting from the Section
         338(h)(10)  elections shall be the   responsibility  of
         Flagstar  Parent  or  its  subsidiaries,   as applicable, and
         not the responsibility of Buyer or the TWRS Group.

(Bullet) Financing Contingency. In addition to standard conditions to the Buyer's closing obligations, Buyer's obligations shall be subject to Bank of America not having refused to fund loans contemplated by a commitment as a result of any failure of any condition precedent which was beyond reasonable control of Buyer at Northbrook to prevent and as long as Buyer has used its reasonable best efforts to secure appropriate financing from Bank of America. In addition, Seller may terminate the agreement at any time after September 15, 1995 if Buyer has not entered into a definitive agreement with Bank of America by such date to provide appropriate funding for the transaction.

(Bullet) Representations, Warranties and Covenants. The Agreement contains representations, warranties and covenants which are customary in transactions of this nature, including representations regarding title to properties, financial statements and compliance with laws and covenants regarding operation of the business prior to closing, non-competition and certain transitional support and services to be provided by Flagstar.

(Bullet) Indemnification by Flagstar.  Flagstar indemnifies the TWRS
         Group and Buyer against liabilities relating to (i) breach of any representations relating to the capitalization of IMP and TWRS; (ii) breach of any covenant relating to the Section 338(h)(10) elections and any federal and state income tax liability (for states which compute tax on a unitary basis) for all periods up to and including the closing date; (iii) certain environmental matters; (iv) certain undisclosed claims relating to the conduct of the business prior to the closing; (v) certain obligations to pay costs and fees in connection with that certain Noncompetition Agreement dated April 26, 1994 among Flagstar, Compass Group PLC, Canteen Corporation and certain others; (vi) breach of certain other specified representations and warranties, some of which are only to the knowledge of TWRS management; (vii) certain liabilities relating to certain former operations and properties of the TWRS Group, including but not limited to Spaceport USA; and
         (viii) certain liabilities relating to the termination of certain employment agreements. Flagstar's indemnification obligations under subparagraphs (i), (ii) and (v) shall terminate upon the expiration of all applicable limitation periods. Flagstar's indemnification obligations with respect to the TWRS Group operations and properties at Spaceport USA shall terminate as of the third anniversary of the closing date. Flagstar's indemnification obligations under subparagraphs
         (iii), (iv), (vi), (vii) (other than with respect to the TWRS Group operations and properties at Spaceport USA) and (viii) above shall terminate upon the first anniversary of the closing date. The first $3,000,000 of any indemnifiable environmental liabilities shall be borne equally by Buyer and Flagstar. Flagstar obligations under subparagraph (iv) only relate to uninsured obligations in excess of $2,000,000 in the aggregate. Other than with respect to the TWRS Group operations and properties at Spaceport USA, Flagstar shall have no obligation under subparagraphs (vi) and (vii) until the amount of otherwise indemnifiable obligations thereunder exceeds $1,000,000. In addition, Flagstar's obligations under subparagraphs (iii), (iv), (vi) and (vii) are subject to a $50,000 threshold amount with respect to each obligation.

(Bullet) Continuing Letter of Credit. Scotia has issued a letter of credit in the amount of $17,277,103 with respect to certain insurance obligations of Flagstar and its direct and indirect subsidiaries, of which $1,911,104 is attributable to obligations of the TWRS Group. Flagstar has agreed to provide at closing a letter of credit in the amount of $600,000 through December 31, 1996. In addition, Flagstar will provide at closing a letter of credit for the portion of the insurance obligations attributable to the Spaceport USA operations (approximately $1,000,000) and Buyer shall provide at closing substitute collateral for the remaining balance.

                                   SCHEDULE C


                      SUBJECT PROFICIENT FOOD SUBSIDIARIES


                                                     Class    Stock   Number
                                                      of      Certif.    of
           Subsidiary                 Stockholder    Stock    No.(s)   Shares

  TWS 200 Corp.         Denny's Holdings, Inc.      Common        3        100

  Proficient Food       TWS 200 Corp.               Common        2         50
  Company

  DFC Trucking Co.      Proficient Food Company     Common        1     50,000

                                   SCHEDULE D


                             PROFICIENT FOOD COMPANY
                                   TERM SHEET


         The following is a brief summary of the terms of the Stock Purchase Agreement dated July 7, 1995 (the "Purchase Agreement") among Denny's Holdings, Inc. ("Seller"), Flagstar Corporation ("Flagstar"), Flagstar Companies, Inc. ("Flagstar Parent"), Proficient Acquisition Corp. ("Buyer") and Meadowbrook Meat Company, Inc. ("MBM").

(Bullet) Stock Sale. Seller to sell to Buyer all of the issued and outstanding shares of TWS 200 Corp. ("TWS"). Proficient Food Company ("PFC") is a wholly owned subsidiary of TWS. DFC Trucking Co. is a wholly owned subsidiary of PFC and together with PFC and TWS are referred to as the PFC Group.

(Bullet) Purchase Price. The purchase price is $122,500,000 subject to adjustment relating to the Net Asset Value. Buyer shall pay Seller $122,500,000 in immediately available funds on the closing date.

(Bullet) Net Asset Value Adjustment The purchase price shall be increased by the amount, if any, by which the Net Asset Value as of the closing date exceeds $44,750,000 or reduced by the amount, if any, by which $44,750,000 exceeds the Net Asset Value as of the closing date. Net Asset Value means the amount by which the aggregate book value of the assets of the PFC Group exceeds the aggregate book value of liabilities of the PFC Group, determined on a consolidated basis in accordance with GAAP consistently applied, subject to certain specified adjustments. Buyer has exercised its option under the Purchase Agreement to require Flagstar affiliates other than the PFC Group to retain or assume certain self insured workers compensation liabilities relating to the PFC Group. Accordingly, such liabilities shall be excluded from the calculation of the Net Asset Value as of the closing date. Coopers and Lybrand shall resolve any dispute regarding the Net Asset Value as of the closing date. The purchase price adjustment shall be paid within 5 business days of its determination.

(Bullet) Section 338  Elections.  Flagstar  Parent and Buyer have agreed to make timely Section 338(h)(10) elections and corresponding elections under state, local and foreign tax law where applicable. The federal and state income tax liabilities
         resulting from these  elections shall be the   responsibility
         of  Flagstar  Parent  or  its  subsidiaries,   as applicable,
         and not the responsibility of Buyer or the PFC Group.

(Bullet) Representations, Warranties and Covenants. The Agreement contains representations, warranties and covenants which are customary in transactions of this nature, including representations regarding title to properties, financial statements and compliance with laws and covenants regarding operation of the business prior to closing, non-competition and certain transitional support and services to be provided by Flagstar.

(Bullet) Indemnification by Flagstar.  Flagstar indemnifies the PFC
         Group and Buyer against liabilities relating to (i) breach of certain representations relating to the capitalization of the members of the PFC Group, enforceability of the Purchase Agreement or certain obligations to related parties; (ii) breach of any covenant in the Purchase Agreement relating to the Section 338(h)(10) and corresponding elections and any federal and state income tax liability (for states which compute tax on a unitary basis) for all periods up to and including the closing date; (iii) the termination or attempted termination by PFC of that certain Distribution Agreement dated April 26, 1994 between PFC and Canteen Corporation; (iv) obligations of businesses of Flagstar not sold to Buyer; (v) certain environmental matters; and (vi) certain undisclosed claims relating to the conduct of business prior to the closing. Flagstar's indemnification obligations under subparagraph (i) shall not expire. Flagstar's indemnification obligations under subparagraphs (ii), (iii) and (iv) terminate ten (10) days after the expiration of all applicable limitation periods. Flagstar's indemnifications and obligations under subparagraph (v) and (vi) terminate upon the first anniversary of the closing date. The closing date balance sheet shall reflect a reserve for environmental matters. Flagstar shall have no obligation under subparagraph (v) above until the amount of otherwise indemnifiable environmental obligations exceed the amount of the reserve. In addition, Flagstar's obligations relating to environmental and undisclosed claims are subject to a $100,000 threshold amount with respect to each obligation and a $8,000,000 basket such that Flagstar's indemnification obligations with respect to such claims only apply to the extent aggregate claims exceed the $8,000,000 basket.

(Bullet) Distribution Agreements.  Denny's, Hardee's, Quincy's and El
         Pollo Loco will each enter into eight (8) year distribution agreements with either PFC or MBM, subject to renewal at the end of such term, on business terms and provisions negotiated by each of the concepts. Pursuant to such distribution agreements, PFC (which currently is the supplier for Denny's and El Pollo Loco) or MBM (which currently is the supplier for Hardee's and Quincy's), as the case may be, will continue to provide food and beverage distribution and related services to Flagstar's restaurant concepts.

                SCHEDULE E TO NINTH AMENDMENT, WAIVER AND CONSENT

Estimated letters of credit to be returned upon the sale of TW Recreational Services, Inc. ("TWRS")


Issued by:             Issued to:                       Description                  Amount
ScotiaBank              CNA                    Surety bonds                       $2,300,000

ScotiaBank              CNA                    Workers compensation, general         720,000(1)
                                                 liability and auto liability
                                                 insurance

Citibank                NY St. Dept. of Parks  Obligations related to
                                                 contract at Gideon                   300,000
                                                 Putnam Hotel

                                                ESTIMATED TOTAL                    $3,320,000


(1) Estimated TWRS allocation of gross letter of credit of $34,640,000 which secures certain insurance obligations of Flagstar and its subsidiaries.

                    SCHEDULE F TO NINTH AMENDMENT, WAIVER AND CONSENT

Estimated letters of credit to be returned upon the sale of TWS 200 Corp. and Subsidiaries


Issued by:             Issued to:                       Description                  Amount
CitiBank                Chubb                  Surety bonds                         $294,750(1)

ScotiaBank              CNA                    Surety bonds                           37,200(2)

ScotiaBank              CNA                    General liability and auto            455,000(3)
                                                  liability insurance

                                               ESTIMATED TOTAL                      $786,950


(1) Estimated TWS 200 Corp. allocation of gross letter of credit of $7,675,000 which secures certain bond obligations of Flagstar and its subsidiaries (other than bonds related to TW Recreational Services, Inc.

(2) Estimated TWS 200 Corp. allocation of gross letter of credit of $5,000,000 which secures certain bond obligations of Flagstar and its subsidiaries (other than bonds related to TW Recreational Services, Inc.

(3) Estimated TWS 200 Corp. allocation of gross letter of credit of $34,640,000 which secures certain insurance obligations of Flagstar and its subsidiaries.